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                                                                     EXHIBIT 3.1

                           CERTIFICATE OF FORMATION

                                      OF

                          MADISON RIVER CAPITAL, LLC


          This Certificate of Formation of Madison River Capital, LLC (the "LLC"), dated as of the 26/th/ day of August, 1999, is being duly executed and filed by Robert E. Futrell, Jr., as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C.
(S) 18-101, et seq.)
            -- ---

          FIRST, The name of the limited liability company formed hereby is Madison River Capital, LLC.

          SECOND, The address of the registered office for the LLC in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19805.

          THIRD, The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19805.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ Robert E. Futrell, Jr.
                                        --------------------------------------
                                        Robert E. Futrell, Jr.
                                        Authorized Person